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                                                                     EXHIBIT 4.8

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                                                                  EXECUTION COPY


                            VON HOFFMANN PRESS, INC.


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                                  $100,000,000
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007

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                         REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF MAY 22, 1997

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                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

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        This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of May 22, 1997, by and among Von Hoffmann Press, Inc., a Missouri corporation (the "COMPANY"), Von Hoffmann Corporation, a Missouri corporation ("HOLDINGS"). Mid-Missouri Graphics, Inc., a Missouri corporation ("GRAPHICS"), and One Thousand Realty & Investment Company, a Missouri corporation ("REALTY" and, together with Holdings and Graphics, the "GUARANTORS"), and Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER"), who has agreed to purchase the Company's 10 3/8% Subordinated Senior Subordinated Notes due 2007 (the "SUBORDINATED NOTES") pursuant to the Purchase Agreement (as defined below).

        This Agreement is made pursuant to the Purchase Agreement, dated May 15,1997 (the "PURCHASE AGREEMENT"), by and between the Initial Purchaser and VH Acquisition Corp., a Missouri corporation and predecessor of Holdings, as amended May 22, 1997, to include the Guarantors as parties thereto. In order to induce the Initial Purchaser to purchase the Subordinated Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in the Purchase Agreement.

        The parties hereby agree as follows:

1.      DEFINITIONS

        As used in this Agreement, the following capitalized terms shall have the following meanings:

        ACT: The Securities Act of 1933, as amended.

        BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

        BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

        BROKER-DEALER TRANSFER RESTRICTED SECURITIES: Exchange Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Subordinated Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Subordinated Notes acquired directly from the Company or any of its affiliates).

        DEFINITIVE NOTES: As defined in the Indenture.

        CLOSING DATE: The date hereof.

        COMMISSION: The Securities and Exchange Commission.

        CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to
Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Subordinated Notes tendered by Holders thereof pursuant to the Exchange Offer.

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        DAMAGES PAYMENT DATE: With respect to the Transfer Restricted
Securities, each Interest Payment Date.

        EFFECTIVENESS TARGET DATE: As defined in Section 5 hereof.

        EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

        EXCHANGE NOTES: The Company's 10 3/8 % Exchange Senior Subordinated Notes due 2007 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Subordinated Notes covered by a Shelf Registration Statement, in exchange for such Subordinated Notes.

        EXCHANGE OFFER: The registration by the Company under the Act of the Exchange Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

        EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

        EXEMPT RESALES: The transactions in which the Initial Purchaser proposes to sell the Subordinated Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain "accredited investors," as such term is defined in Rule 50l(a)(l), (2), (3), or (7) of Regulation D under the Act.

        GLOBAL NOTE HOLDER: As defined in the Indenture.

        HOLDERS: As defined in Section 2 hereof.

        INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

        INDENTURE: The Indenture, dated the Closing Date, among the Company, the Guarantors and Marine Midland Bank, as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

        INTEREST PAYMENT DATE: As defined in the Indenture and the Notes.

        NASD: National Association of Securities Dealers, Inc.

        NOTES: The Subordinated Notes and the Exchange Notes.

        OFFERING MEMORANDUM: As defined in the Purchase Agreement.

        PERSON: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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        PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

        RECORD HOLDER: With respect to any Damages Payment Date, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

        REGISTRATION DEFAULT: As defined in Section 5 hereof.

        REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

        RESTRICTED BROKER-DEALER: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

        SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

        TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

        TRANSFER RESTRICTED SECURITIES: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

        UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.      HOLDERS

        A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

3.      REGISTERED EXCHANGE OFFER

        (a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission, on or prior to 365 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use their reasonable best efforts

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to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 75 days after such filing,
(iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Subordinated Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) hereof.

        (b) The Company and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

        (c)     (i)     The staff of the Commission has taken the position that
any Broker-Dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such Broker-Dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the Act and must deliver a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Notes.

                The Company understands that it is the Commissions' position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Act.

                (ii) In light of Section 3{c)(i) hereof, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of
Section 4 hereof as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent reasonably requested by the Initial Purchaser or one or more Participating Broker-Dealers, as provided in clause
(ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Commission recited in Section 3(c)(i) hereof; PROVIDED that:

                        (A) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 4 hereof, for a period exceeding 180 days after the Date of exchange (as such period may

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        be extended due to the suspension of the disposition of Notes as contemplated in Section 3 or 4 hereof (during which suspension Participating Broker-Dealers shall not be authorized by the Company to resell and shall not resell Notes pursuant to the Registration Statement) resulting from the determination in good faith of the Board of Directors of the Company that there is a valid purpose for such suspension and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 3(c)); and

                        (B) the application of the Shelf Registration procedures set forth in Section 4 hereof to an Exchange Offer Registration, to the extent not required by the positions of the Commission or the Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Initial Purchaser at the request of a Participating Broker-Dealer or with the reasonable request in writing to the Company by one or more Broker-Dealers who certify to the Initial Purchaser and the Company in writing that they anticipate that they will be Participating Broker-Dealers; PROVIDED, HOWEVER, that if no Broker-Dealer who provides such notice becomes a Participating Broker-Dealer, then the obligations of the Company pursuant to this Section 3(c)(ii) shall cease; and PROVIDED FURTHER that, in connection with such application of the Shelf Registration procedures set forth in Section 4 hereof to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be the Initial Purchaser unless it elects not to act as such representative and (y) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the Date of exchange and with respect to each post-effective amendment to the Registration Statement required to be filed pursuant to Item 5l2(a)(l)(ii) of Regulation S-K, if any, effected during the period specified in clause (A) above; PROVIDED, HOWEVER, that any Participating Broker-Dealer that desires to be an addressee of such "cold comfort" letter must provide at its expense an opinion of counsel that it is an "underwriter" entitled to the statutory due diligence defense under
        Section 11 of the Act or provide such letters of representation to the accountants requested to prepare such "cold comfort" letter as are acceptable in form and substance to such accountants.

                (iii) In addition to the foregoing, if the Company is required to comply with the provisions of Section 3(c)(ii) hereof, the Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Participating Broker-Dealer who holds Subordinated Notes that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Subordinated Notes (other than Subordinated Notes acquired directly from the Company or any affiliate thereof) pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Exchange Notes by Participating Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Participating Broker-Dealer or disclose the amount of Exchange Notes held by any such Participating Broker-Dealer, except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

                (iv) The Initial Purchaser shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to
Section 3(c)(ii) hereof.

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4.      SHELF REGISTRATION.

        (a) SHELF REGISTRATION. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Exchange Notes because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) hereof have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Subordinated Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantors shall (x) cause to be filed on or prior to the earliest of
(1) 30 days after the date on which the Company is notified by the Commission or otherwise determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above and (2) 30 days after the date on which the Company receives the notice specified in clause (ii) above, a shelf registration statement pursuant to Rule 415 under the Act, (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
Section 4(b) hereof, and (y) use their reasonable best efforts to cause such Shelf Registration Statement to become effective at the earliest possible time, but in no event later than 75 days after the date on which the Company files such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) hereof, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law or Commission policy, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above, or on the Effectiveness Target Date as defined in Section 5 hereof. The Company and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the second anniversary of the Closing Date or such shorter period ending when all of the Transfer Restricted Securities available for sale thereunder have been sold pursuant thereto.

        (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

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5.      LIQUIDATED DAMAGES

        If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "EFFECTIVENESS TARGET DATE"), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days thereafter by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five Business Days of filing (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay liquidated damages to each Record Holder of Transfer Restricted Securities. Liquidated damages shall accrue at an annual rate of 0.5% of the aggregate principal amount of the Transfer Restricted Securities on the date of such registration Default, payable in cash semiannually in arrears on each Damages Payment Date. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

        All accrued liquidated damages shall be paid to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Definitive Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified on each Damages Payment Date. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

6.      REGISTRATION PROCEDURES

        (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all applicable provisions of Section 6(c) hereof, shall use their reasonable best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (which shall be in a manner consistent with the terms of this Agreement), and shall comply with all of the following provisions:

                (i) If, following the date hereof and prior to Consummation of the Exchange Offer, there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable judgment of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law or Commission policy, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to

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        Consummate an Exchange Offer for such Subordinated Notes. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree, however, but subject to the proviso set forth above, to take all such other actions as are reasonably requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

                (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise reasonably cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Subordinated Notes acquired by such Holder directly from the Company or an affiliate thereof.

                (iii) To the extent required by the Commission, prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission
        (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, and (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and the Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

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        (b)     SHELF REGISTRATION STATEMENT. In connection with the Shelf
Registration Statement the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

        (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities Notes (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company and the Guarantors shall:

                (i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424, 430A and 462 as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof set forth in such Registration Statement or supplement to the Prospectus;

                (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the

        Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes,
        (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                (iv) furnish to the Initial Purchaser, each selling Holder under any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) if the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale shall provide notice to the Company within five Business Days after the receipt thereof to the effect that (A) such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act or (B) that any of the information furnished to the Company by such selling Holder or underwriter, if any, and included in such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed is incorrect in any material respect;

                (v) at reasonable times requested by the selling Holders and/or the underwriters upon reasonable notice, prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                (vi) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                (viii) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                (x) enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, the Company and the Guarantors shall:

                        (A) furnish to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange Offer:

                                (1)     a certificate, dated the date of
                        Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of each of the Company and the Guarantors by (x) the President or any Vice President and (y) a principal financial or accounting officer of each of the Company and the Guarantors confirming, as of the date thereof, the matters set forth in paragraphs (a) through (c) of Section 9 of the Purchase Agreement and such other similar matters as the Holders, underwriter(s) and/or Restricted Broker Dealers may reasonably request;

                                (2)     an opinion, dated the date of
                        Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering matters customarily covered in opinions requested in Underwritten Offerings and dated the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be; and

                                (3) customary comfort letters, dated as of the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with Underwritten Offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                        Section 9(h) of the Purchase Agreement, without exception;

                        (B) set forth in full or incorporated by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                        (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders, the underwriter(s), if any, and Restricted Broker Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors pursuant to this clause (x).

                The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company and the Guarantors contemplated in (A)(1) above cease to be true and correct, the Company and the Guarantors shall so advise the underwriter(s), selling Holders and each Restricted Broker Dealer, if any, promptly and if requested by such Persons, shall confirm such advice in writing;

                (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                (xii) issue, upon the request of any Holder of Subordinated Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Subordinated Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Subordinated Notes held by such Holder shall be surrendered to the Company for cancellation;

                (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to enable such Transfer Restricted Securities to be in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                (xiv) use their reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

                (xv) subject to Section 6(c)(i) hereof, if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                (xviii) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
        Section 13 or Section 15(d) of the Exchange Act.

        (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of notice of an event referred to in Section 6(c)(i) hereof or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will immediately discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

7.      REGISTRATION EXPENSES

        (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD));
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company, the Guarantors and, in accordance with Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all messenger and delivery services and telephone expenses of the Company and the Guarantors; (vi) all application and filing fees in connection with listing the Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof;
(vii) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); and all fees and expenses of the Trustee and the Exchange Agent as well as reasonable fees and expenses of their respective counsel.

        The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

        (b) In connection with any Registration Statement required by this Agreement, as applicable, (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared; PROVIDED HOWEVER, that such fees and disbursements shall in no event exceed $10,000.

8.      INDEMNIFICATION

        (a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless (i) the Initial Purchaser, (ii) each Holder, ,(iii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Initial Purchaser or Holder (any of the persons referred to in this clause (iii) being hereinafter referred to as a "Controlling Person") and (iv) the respective officers, directors, partners, employees and agents of the Initial Purchaser or any Holder or any Controlling Person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened) caused by, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by any such untrue statement or alleged untrue statement or omission or alleged omission that is made in reliance upon and in conformity with information relating to the Initial Purchaser or any of the Holders furnished in writing to the Company by the Initial Purchaser or any of the Holders expressly for use therein; PROVIDED HOWEVER, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of any Holder (or to the benefit of any person controlling any Holder) on account of any such loss, claim, damage, liability, judgment, action or expense arising from the sale of Subordinated Notes by such Holder to any person if a copy of the Prospectus, as it may be amended or supplemented, shall not have been delivered or sent to such person, at or prior to the written confirmation of such sale, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus, as it may have been amended or supplemented.

                In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or any Guarantor, the Indemnified Holder shall promptly notify the Company in writing (PROVIDED, that the failure to give such notice shall not relieve the

Company or the Guarantors of their obligations pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction that such failure shall have materially adversely affected the Company or a Guarantor) and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and payment of all fees and expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Holder and the Company or a Guarantor, and such Indemnified Holder has been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Guarantors (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Holders, which firm shall be designated in writing by the Indemnified Holders, and that all such fees and expenses shall be reimbursed as they are incurred). Neither the Company nor any Guarantor shall be liable for any settlement of any such action effected without prior written consent of the Company, but if settled with the Company's written consent (which consent will not be unreasonably withheld) the Company and each Guarantor agree to, jointly and severally, indemnify and hold harmless each Indemnified Holder from and against any loss, claim, damage, liability, judgment, action or expense by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, each Controlling Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or any Guarantor, and the officers, directors, partners, employees and agents of each such person (the "Company Indemnified Parties"), to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action shall be brought against any Company Indemnified Party in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company Indemnified Parties shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the amount by which the total received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party (or parties, as applicable), on the one hand, and the indemnified party (or parties, as applicable), on the other hand, from the initial placement and the sale of Transfer Restricted Securities pursuant to the applicable Registration Statement or if such allocation is not permitted by applicable law, the relative benefits received and fault of such indemnifying party, on the one hand, and of such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors shall be deemed to be equal to the total proceeds from the initial placement (net of the Initial Purchaser's commissions, but before deducting expenses) as set forth on the cover page of the Offering Memorandum. The relative benefits of the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum and benefits received by any other Indemnified Holders shall be deemed to be equal to the total proceeds received by such Holder upon its sale of Subordinated Notes. The relative fault of such indemnifying party, on the one hand, and of such indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party on the one hand or by such indemnified party, on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                The Company, the Guarantors, the Initial Purchaser and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by PRO RATA allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, neither the Initial Purchaser nor its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount equal to (A) the amount of the total purchase discounts and commissions applicable to such Transfer Restricted Securities LESS (B) any amount paid or contributed by the Initial Purchaser under the Purchase Agreement; nor shall any Holder or its related Indemnified Holders be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities PLUS (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Initial Purchaser and the Holders to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Subordinated Notes held by each of the Holders hereunder and not joint.

        The indemnity and contribution agreements of the Company, the Guarantors and the Initial Purchaser contained in this Section 8 are in addition to any liability or obligation which the Company, the Guarantors and the Initial Purchaser may otherwise have to the Indemnified Holders and the Company Indemnified Parties, respectively, referred to above.

9.      RULE 144A

        The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

10.     UNDERWRITTEN REGISTRATIONS

        No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

11.     SELECTION OF UNDERWRITERS

        For any Underwritten Offering of Notes, the investment banker or investment bankers and manager or managers for any Underwritten Offering of Notes, that will administer such offering will be selected by the Company; PROVIDED that such investment banker or investment bankers and manager or managers that will administer the offering must be reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering. Such investment bankers and managers are referred to herein as the "underwriters."

12.     MISCELLANEOUS

        (a) REMEDIES. The Company and the Guarantors agree that the liquidated damages contemplated hereby shall be the exclusive remedy for any such breach of this agreement.

        (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

        (c) ADJUSTMENTS AFFECTING THE NOTES. Neither the Company nor any Guarantor will take any action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

        (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

        (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

                        With a copy to:

                                Latham & Watkins
                                885 Third Avenue
                                New York, New York 10022
                                Telecopier No.: (212) 751-4864
                                Attention: Ian B. Blumenstein

                (ii)    if to the Company or any Guarantor:

                                Von Hoffmann Press, Inc.
                                1000 Camera Avenue
                                St. Louis, Missouri 63126
                                Telecopier No.: (314) 966-0983
                                Attention:  Robert A. Uhlenhop

                        With copies to:

                                DLJ Merchant Banking Partners II, L.P.
                                277 Park Avenue
                                New York, New York 10172
                                Telecopier No.: (212) 892-7272
                                Attention: Thompson Dean

                                and

                                Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                                New York, New York 10153
                                Telecopier No.: (212) 310-8007
                                Attention: Stephen M. Besen

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder at a time when such Holder could not transfer such Transfer Restricted Securities pursuant to a Shelf Registration Statement. Each Holder of Transfer Restricted Securities agrees to be bound by and comply with the terms and provisions of this Agreement.

        (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

        (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

                                VON HOFFMANN PRESS, INC.


                                By: /s/ Robert A. Uhlenhop
                                    -------------------------------------------
                                    Name:  Robert A. Uhlenhop
                                    Title: President and Chief Executive Officer


                                VON HOFFMANN CORPORATION


                                By: /s/ Robert A. Uhlenhop
                                    --------------------------------------------
                                    Name:  Robert A. Uhlenhop
                                    Title: President and Chief Executive Officer


                                MID-MISSOURI GRAPHICS, INC.


                                By: /s/ Robert A. Uhlenhop
                                    --------------------------------------------
                                    Name:  Robert A. Uhlenhop
                                    Title: President and Chief Executive Officer


                                ONE THOUSAND REALTY & INVESTMENT COMPANY


                                By: /s/ Robert A. Uhlenhop
                                    --------------------------------------------
                                    Name:  Robert A. Uhlenhop
                                    Title: President and Chief Executive Officer


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


BY:  /s/ Robert C. Grien
     ----------------------------
     Name:  Robert C. Grien
     Title: Senior Vice President